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                                UTILICORP UNITED INC.

                                         and

                         THE FIRST NATIONAL BANK OF CHICAGO,
                                      as Trustee


                                 --------------------

                             6.70% Senior Notes Due 2006

                                 --------------------


                            EIGHTH SUPPLEMENTAL INDENTURE

                             Dated as of October 1, 1996


                                 --------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          EIGHTH SUPPLEMENTAL INDENTURE, dated as of October 1, 1996 (herein called the "Eighth Supplemental Indenture"), between UTILICORP UNITED INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), party of the first part, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association duly organized and existing under the laws of the United States, as Trustee under the Original Indenture referred to below (hereinafter called the "Trustee"), party of the second part.

                                     WITNESSETH:

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 1, 1990 (hereinafter called the "Original Indenture"), to provide for the issuance from time to time of certain of its unsecured senior notes (hereinafter called the "Securities"), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture; and

          WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 201 and 301 of the Original Indenture; and

          WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $100,000,000 to be designated the "6.70% Senior Notes Due 2006" (the "Senior Notes"), and all action on the part of the Company necessary to authorize the issuance of the Senior Notes under the Original Indenture and this Eighth Supplemental Indenture has been duly taken; and

          WHEREAS, all acts and things necessary to make the Senior Notes when executed by the Company and completed, authenticated and delivered by the Trustee as in the Original Indenture and this Eighth Supplemental Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

          WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, add to the covenants of the Company for the benefit of the Holders of all or any series of Securities; and

          WHEREAS, the Company desires to limit the issuance of Mortgage Bonds under its General Mortgage (as hereinafter defined) as set forth in Section 204 of this Eighth Supplemental Indenture for the benefit of the Holders of the Senior Notes;

          NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE

WITNESSETH:

          That in consideration of the premises, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Senior Notes, as follows:

                                     ARTICLE ONE

                                     DEFINITIONS

          The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the form of Senior Note attached hereto as Exhibit A.

                                     ARTICLE TWO

                        TERMS AND ISSUANCE OF THE SENIOR NOTES

          Section 201. ISSUE OF SENIOR NOTES. A series of Securities which shall be designated the "6.70% Senior Notes Due 2006" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this Eighth Supplemental Indenture (including the form of Senior Note set forth as Exhibit A hereto). The aggregate principal amount of Senior Notes of the series created hereby which may be authenticated and delivered under the Original Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $100,000,000.

          Section 202. FORM OF SENIOR NOTES; INCORPORATION OF TERMS. The form of the Senior Notes shall be substantially in the form of Exhibit A attached hereto. The terms of such Senior Notes are herein incorporated by reference and are part of this Eighth Supplemental Indenture.

          Section 203. PLACE OF PAYMENT. The Place of Payment will be initially the corporate trust offices of the Trustee which, at the date hereof, are located at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126 and The First National Bank of Chicago, 14 Wall Street, 8th Floor, New York, New York 10005.

          Section 204. LIMITATION ON ISSUANCE OF MORTGAGE BONDS. The Company will not issue any Mortgage Bonds under its General Mortgage Indenture and Deed of Trust, dated September 15, 1988, between the Company and Commerce Bank of Kansas City, N.A., as Trustee (the "General Mortgage"), without making effective provision, and the Company covenants that in any such case effective provisions will be made, whereby the Senior Notes shall be directly secured by the General Mortgage equally and ratably with any and all other obligations and indebtedness thereby secured.

                                    ARTICLE THREE

                                    MISCELLANEOUS

          Section 301. EXECUTION OF SUPPLEMENTAL INDENTURE. This Eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Eighth Supplemental Indenture forms a part thereof.

          Section 302. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Eighth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          Section 303. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          Section 304. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Eighth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          Section 305. SEPARABILITY CLAUSE. In case any provision in this Eighth Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 306. BENEFITS OF EIGHTH SUPPLEMENTAL INDENTURE. Nothing in this Eighth Supplemental Indenture or in the Senior Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the holders, any benefit or any legal or equitable right, remedy or claim under this Eighth Supplemental Indenture.

          Section 307. GOVERNING LAW. This Eighth Supplemental Indenture and each Senior Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

          Section 308. EXECUTION AND COUNTERPARTS. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   UTILICORP UNITED INC.


[Seal]                             By: /s/ DALE J. WOLF
                                      ---------------------------
                                        Name: Dale J. Wolf
                                        Title: Vice President,
                                               Finance



Attest:

/s/ RANDY MILLER
----------------------------
     Title: Asst. Treasurer


                                   THE FIRST NATIONAL BANK
                                     OF CHICAGO, as Trustee


[Seal]                             By: /s/ JOHN R. PRENDIVILLE
                                      ---------------------------
                                        Name:  John R. Prendiville
                                        Title: Vice President


Attest:


/s/ BRENDA MCCLEOD
----------------------------
  Title: Trust Officer

STATE OF Missouri  )
                   )  ss.:
COUNTY OF Jackson  )


          On the 18th day of October, 1996, before me personally came Dale J. Wolf, to me known, who, being by me duly sworn, did depose and say that he is Vice President of UtiliCorp United Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                   /s/Sandra L. Horvat
                                   ------------------------------
                                        Notary Public,
                                        State of Missouri



STATE OF Illinois  )
                   )  ss.:
COUNTY OF Cook     )


          On the 21st day of October, 1996, before me personally came
John R. Prendiville, to me known, who, being by me duly sworn, did depose and say that he is Vice President of The First National Bank of Chicago, the national banking association described in and which executed the foregoing instrument; that he knows the seal of said association; that the seal affixed to said instrument is such association seal; that it was so affixed by authority of the Board of Directors of said association, and that he signed his name thereto by like authority.



                                   /s/Mietka T. Collins
                                   ------------------------------
                                        Notary Public,
                                        State of Illinois

                                                                       EXHIBIT A


                            [FORM OF FACE OF SENIOR NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.


REGISTERED                                                            REGISTERED


                                UTILICORP UNITED INC.

                              ____% SENIOR NOTE DUE ____

No.                                                    $


          UTILICORP UNITED INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of __________________________________________ DOLLARS
on ____________, and to pay interest thereon from _________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ______ and __________ in each year, commencing ________________, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rate per annum provided in the title hereof on any overdue principal and premium, if any, and (to the extent that the payment of such interest shall be legally enforceable) on any overdue instalment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the ______ or ___________ (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, in which event notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company may pay principal by check payable in such money or by wire transfer to a dollar account maintained by the holder (if the holder of the Security holds an aggregate principal amount of Securities in excess of $5,000,000). The Company may pay interest by mailing a dollar check to a holder's registered address or, upon application by the holder hereof to the Registrar, not later than the applicable record date, by wire transfer to a dollar account maintained by the holder (if the holder of the Security holds an aggregate principal amount of Securities in excess of $5,000,000).

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                   UTILICORP UNITED INC.


Dated:                             By:
                                      ---------------------------
                                        Title:
----------------

                                   Attest:

                                   ------------------------------
[Seal]                                  Title:


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Senior
Notes of the series designated
herein referred to in the
within-mentioned Indenture


THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By:
   ----------------------------
   Authorized Officer

                           [FORM OF REVERSE OF SENIOR NOTE]

                                UTILICORP UNITED INC.

                              ____% SENIOR NOTE DUE ____


          This Senior Note is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1990, as amended and supplemented (as amended and supplemented, the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

          This Security is not subject to any sinking fund, nor may this Security be redeemed at the option of the Company prior to the Maturity Date. [This Security may be repaid by the Company at the option of the Holder on ____________ (the "Repayment Date"). The Repayment Price shall be 100% of the principal amount of this Security plus accrued interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates, all as provided in the Indenture. For this Security to be repaid at the option of the Holder, the Paying Agent must receive, during the period from and including _____________ to and including the close of business on ___________ (or, if ___________ is not a Business Day, the next succeeding Business Day) (a) appropriate wire transfer instructions and (b) either (i) this Security with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled "Option to Elect

Repayment" on this Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, PROVIDED, HOWEVER, that such Security and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company. The repayment option with respect to this Security may be exercised by the Holder for less than the entire principal amount hereof, PROVIDED that the principal amount, if any, of this Security that remains outstanding after such repayment must be an authorized denomination as defined herein. The Company will not be required to register the transfer or exchange of any Security following the receipt of a notice to repay a Security as described above. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Paying Agent, whose determination will be final and binding. In the event of repayment of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unrepaid portion will be delivered to the Holder upon the cancellation hereof.]

          Interest payments for this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day.

          The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934,
(y) the Company executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Security shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                              OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE AT THE OPTION OF THE HOLDER AND THE HOLDER ELECTS TO EXERCISE SUCH RIGHTS

          The undersigned hereby irrevocably requests and instructs the Company to repay the attached Security (or portion thereof specified below) pursuant to its terms at a price equal to 100% of the principal amount thereof together in the case of any such repayment with interest to the Repayment Date, to the undersigned at ___________________________________________.

          For the Security to be repaid at the option of the Holder, the Paying Agent must receive as its corporate trust office, at any time from and including _____________ to and including the close of business on ___________ (or if
___________ is not a Business Day, the next succeeding Business Day), (a) appropriate wire transfer instructions and (b) either (i) the Security together with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security, together with this duly completed form entitled "Option to Elect Repayment" on the reverse of the Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall be effective only if the Security with such form duly completed are received by the Paying Agent by such fifth Business Day.

          If less than the entire principal amount of the attached Security is to be repaid, specify the portion thereof which the Holder elects to have repaid: ____________________; and specify the denomination or denominations (which shall be an Authorized Denomination) of the Security or Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid): ______________________.

Dated:
      -----------------------      ------------------------------
                                   NOTICE:  The signature to this
                                   Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.